Exhibit 10.5

RESOLUTION OF
THE BOARD OF DIRECTORS
OF
TEXTECHNOLOGIES, INC

The following is a true copy of the resolution duly adopted by the Board of Directors of this Corporation at a special meeting, notice to this meeting having been waived, held at 31-32 Ely Place, London, UK on August 7th, 2006

The Board of Directors who were present for this meeting & took active part therein were:

Peter Maddocks

WHEREAS there has been presented to and considered by this meeting a Motion to allocate certain shares of stock in recompense for capital contributions,

NOW THEREFORE BE IT RESOLVED that the corporation having considered this matter, has opened the floor to all those who voice a preference in the issue, has decided unanimously and RESOLVED that:

In light of accounting showing a total capital contribution by Charms Investments, Ltd., of approximately $34,000- to date, Textechnologies hereby issues 25,400,000 class A shares to Charms Investments, Ltd. in full consideration of said contributions.

DATED: August 7th, 2006

__________________________
David E. Price, Esq.; secretary